Exhibit 10.3

EXHIBIT A
[FINAL FORM]

SUBORDINATED EXCHANGEABLE PROMISSORY NOTE

[                                ], 2007                                                                                                                                        $200,000,000.00

Tribune Company, a Delaware corporation located at 435 North Michigan Avenue, Chicago, Illinois 60611 (“Maker”), for value received, hereby promises to pay to the order of EGI-TRB, L.L.C., a Delaware limited liability company located at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606 (the “Holder”) or its successors or permitted assigns, the principal amount of TWO HUNDRED MILLION DOLLARS ($200,000,000.00) (the “Original Principal Amount”) together with interest thereon calculated from the date hereof in accordance with the provisions of this Subordinated Exchangeable Promissory Note (this “Note”).  This Note is being issued pursuant to that certain Securities Purchase Agreement by and among Maker, Holder and Sam Zell, as guarantor, entered into in connection with that certain Agreement and Plan of Merger by and among GreatBanc Trust Company, not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, which forms a part of the Tribune Employee Stock Ownership Plan (the “ESOP”), Tesop Corporation and Maker and, for the limited purposes set forth therein, the Holder (the “Merger Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in the Merger Agreement.

1.             Payments.

(a)           Interest on the unpaid principal amount of this Note outstanding from time to time shall accrue at the rate of 4.81% per annum calculated on the basis of a 365-day year and the actual number of days elapsed in any year (the “Interest Rate”), or (if less) at the highest rate then permitted under applicable law.  Interest on the unpaid principal amount hereunder shall be payable in-kind on the last day of each calendar quarter beginning                , 2007 (each, a “Payment Date”) and, subject to earlier acceleration or exchange under Section 4, ending on, and including, the Maturity Date (as defined below), through the issuance of additional Notes (“PIK Notes”).  Such PIK Notes shall be in an aggregate principal amount equal to the amount of interest that has accrued with respect to this Note (less any cash interest payments), and such PIK Notes shall be identical to this Note, except that such PIK Notes shall not include the provisions of Section 4 hereof but shall provide that the provisions of Section 4 of this Note will operate to reduce the principal amount of such PIK Notes and otherwise have the effect on such PIK Notes as is set forth in Section 4 hereof.  Except as expressly provided herein, the term “Note” shall include all PIK Notes that may be issued pursuant to this Section 1(a) and all references to the principal amount or principal outstanding under this Note shall include the principal amount of the PIK Notes.

(b)           Payments of principal outstanding under this Note shall be made as follows:

(i)            immediately prior to consummation of the Merger (the date of consummation of the Merger is referred to herein as the “Maturity Date”), Maker shall pay the outstanding principal amount of this Note, together with all accrued and unpaid interest hereon, and any costs and expenses incurred by Holder in connection herewith; and

(ii)           to the extent not prohibited by the terms of Section 2 hereof, at any time and from time to time, Maker may prepay, without premium or penalty, all or any portion of the outstanding principal amount of this Note, any such prepayment to be applied first, to all accrued but unpaid interest on this Note and second, to outstanding principal.

(c)           If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.  Except as provided in Section 1(a) above, all payments to be made to the Holder shall be made in the lawful money of the United States of America in immediately available funds, free and clear of all taxes and charges whatsoever.  Payments shall be delivered to the Holder at the address set forth above or to such other address or to the attention of such other person as specified by prior written notice to Maker or by wire transfer pursuant to wire instructions as specified by prior written notice to Maker.

2.             Subordination.

(a)           The Subordinated Obligations (as defined below) are subordinate and junior in right of payment to all Senior Obligations (as defined below).  No part of the Subordinated Obligations (or any other obligations hereunder) shall have any claim to the assets of Maker on a parity with or prior to the claim of the Senior Obligations.  Unless and until the obligations to extend credit to Maker under the Senior Documents shall have been irrevocably terminated and the Senior Obligations have been paid in full in cash, the Holder will not take, demand or receive from Maker, and Maker will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of (of whatever kind or nature, whether in cash, property, securities or otherwise), whether in respect of principal, interest or otherwise, or security for the whole or any part of the Subordinated Obligations.  The Holder agrees that the Subordinated Obligations (and all other obligations of Maker hereunder) are unsecured and that Holder shall not take any liens or security interests in any assets or property of Maker, any of its subsidiaries or otherwise to secure the Subordinated Obligations or any other obligations of Maker hereunder.  All payments or distributions upon or with respect to any Subordinated Obligation which are made by or on behalf of Maker or received by or on behalf of the Holder in violation of or contrary to the provisions of this Section 2 shall be received in trust for the benefit of the holders of Senior Obligations and shall be paid over upon demand to such holders for application to the Senior Obligations until the Senior Obligations shall have been paid in full in cash.  The provisions of this Section 2 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by the any holder of Senior Obligations for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Maker or any of its subsidiaries) all as though such payments had not been made.

(b)           At no time shall the Holder take or continue any action, or exercise any rights, remedies or powers under the terms of this Note, or exercise or continue to exercise any other right or remedy at law or in equity that the Holder might otherwise possess, to collect any Subordinated Obligation, including, without limitation, the acceleration of the Subordinated

Obligations, the commencement of any action to enforce payment or foreclosure on any lien or security interest, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction.  Notwithstanding the foregoing, the Holder may file a proof of claim in any bankruptcy or similar proceeding instituted by another entity and may vote such claim in a manner not inconsistent with the terms hereof.  If the Holder shall attempt to enforce, collect or realize upon any of the Subordinated Obligations in violation of the terms hereof, any holder of Senior Obligations may, by virtue of the terms hereof, restrain any such enforcement, collection or realization, either in its own name or in the name of Maker.

(c)           The holders of Senior Obligations shall be entitled to rely upon, and shall be intended beneficiaries of the subordination provisions contained in this Section 2, and such holders shall be entitled to enforce the same.  The holders of all or any portion of the Senior Obligations may, at any time, in their discretion, renew, amend, refinance, extend or otherwise modify the terms and provisions of Senior Obligations so held (including, without limitation, the terms and provisions relating to the principal amount outstanding thereunder, the rate of interest thereof, the payment terms thereof and the provisions thereof regarding default or any other matter) or exercise (or refrain from exercising) any of their rights under the Senior Obligations, all without notice to or consent from the Holder.  The Holder covenants and agrees that it will not, at any time, contest the validity, perfection, priority or enforceability of the subordination provisions of this Section 2, the Senior Obligations, the Senior Documents or the security interests or liens granted pursuant thereto.

(d)           Notwithstanding any other provision of this Note to the contrary, this Section 2 and the subordination provisions hereof (i) shall not apply to the principal and interest payments contemplated by Section 1(b)(i) or to the issuance of PIK Notes, (ii) shall not apply to or otherwise restrict, limit or modify the provisions of Section 4 or Section 5 hereof or the enforcement thereof, and (iii) shall not prevent or restrict Maker or Holder from taking any action or refraining from taking any action as required by or pursuant to, or otherwise complying with or exercising or enforcing any right under, Section 4 or Section 5 hereof.  Nothing herein shall prohibit Maker from making payments under Section 1(b)(ii) to the extent not prohibited by any Senior Documents.

(e)           For purposes hereof, the following terms shall have the following meanings:

“Senior Documents” means, collectively, those documents, instruments and agreements evidencing, securing or otherwise relating to any of the Senior Obligations.

“Senior Obligations” means all obligations, indebtedness and other liabilities of the Maker other any such obligations, indebtedness or liabilities that by its express terms ranks pari passu or junior to the Maker’s obligations under this Note, in each case, whether incurred on or prior to the date hereof or hereafter incurred.

“Subordinated Obligations” means the collective reference to the unpaid principal of and interest on this Note and all other obligations and liabilities of Maker to the Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, arising under this Note; provided that the term “Subordinated Obligations” shall not include (a) the principal and interest payments contemplated by

Section 1(b)(i) hereof, (b) payments of interest through the issuance of PIK Notes, and (c) the rights, obligations and liabilities of Maker and Holder under Section 4 or Section 5 hereof.

3.             Events of Default.

(a)           For purposes of this Note, an “Event of Default” shall be deemed to have occurred if:

(i)            Maker fails to make any payment of principal of, or interest on, this Note when due and payable and such default remains uncured for a period of more than five (5) business days after written notice to Maker; provided that the failure by Maker to make a principal or interest payment hereunder when due shall not constitute an Event of Default if Maker is prohibited from making such payment under the terms of Section 2 hereof; or

(ii)           Maker makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Maker bankrupt or insolvent; or any order for relief with respect to Maker is entered under Title 11 of the United States Code, 11 U.S.C. §§101 et. seq.; or Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Maker, or of any substantial part of the assets of Maker, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any subsidiary of Maker) relating to Maker under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against and, in any such case, either (A) Maker consents thereto or acquiesces therein or (B) such petition, application or proceeding is not dismissed within sixty (60) days.

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b)           Upon the occurrence of an Event of Default:

(i)            if an Event of Default of the type described in Section 3(a)(i) of this Note has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable upon written notice from the Holder to Maker, and, to the extent not prohibited by the provisions of Section 2 hereof, Maker shall immediately pay to the Holder all amounts due and payable with respect to this Note;

(ii)           if an Event of Default of the type described in Section 3(a)(ii) of this Note has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the Holder, and, to the extent not prohibited by the provisions of Section 2 hereof, Maker shall immediately pay to the Holder all amounts due and payable with respect to this Note; and

(iii)          subject to the terms of Section 2 hereof, the Holder shall have all rights and remedies set forth herein and under any applicable law or in equity.  No such remedy is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.  Subject to the terms of Section 2 hereof, the Holder shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Note and to exercise all other rights granted by law.

4.             Exchange.

(a)           At the option of Maker, any portion or all of the outstanding Original Principal Amount of this Note shall be exchangeable at any time and from time to time prior to the Maturity Date, for such number of fully paid and non-assessable shares of common stock of Maker, par value $0.01 per share (“Common Stock”), as shall be determined by dividing (i) the portion of the Original Principal Amount of this Note being exchanged under this Section 4 by Maker by (ii) $34.00 (the “Exchange Price”), subject to adjustment in accordance with Section 4(d) below.  On the date of any exchange of any or all of the outstanding Original Principal Amount of this Note pursuant to this Section 4(a), Maker shall make a cash payment to the Holder in an amount equal to 40% of the sum of (i) all accrued and unpaid interest on the portion of the Original Principal Amount of this Note being exchanged that has accrued from the Payment Date immediately preceding such exchange date to such exchange date and (ii) the amount of interest on the portion of the Original Principal Amount being exchanged that has been paid-in-kind through the issuance of PIK Notes including PIK Notes paid in respect of any previously issued PIK Notes relating to such portion of the Original Principal Amount and accrued but unpaid interest on such PIK Notes (such outstanding principal balance of PIK Notes, the “PIK Interest Amount” and, together with the accrued and unpaid interest amounts referenced in clauses (i) and (ii) above, the “Interest Amount”).  Upon such cash payment, the outstanding principal balance of the PIK Notes shall be decreased by an amount equal to the PIK Interest Amount, the accrued and unpaid interest referred to in clauses (i) and (ii) above shall be deemed fully discharged and 60% of the Interest Amount shall be allocated as additional consideration for the applicable exchange of the outstanding Original Principal Amount of this Note.

(b)           Immediately upon termination of the Merger Agreement pursuant to Article VII thereof, and without any further action of Maker or the Holder, any outstanding portion of the Original Principal Amount of this Note shall be exchanged for such number of fully paid and non-assessable shares of Common Stock as shall be determined by dividing (i) the then outstanding portion of the Original Principal Amount of this Note by (ii) the Exchange Price, subject to adjustment in accordance with Section 4(d) below.  On the date of any exchange of any outstanding Original Principal Amount of this Note pursuant to this Section 4(b), Maker shall make a cash payment to the Holder in an amount equal to 40% of the sum of (i) all accrued and unpaid interest on the then outstanding portion of the Original Principal Amount of this Note that has accrued from the Payment Date immediately preceding such exchange date to such exchange date and (ii) the outstanding principal balance of all PIK Notes including PIK Notes paid in respect of any previously issued PIK Notes and accrued but unpaid interest on such PIK Notes (such outstanding principal balance of all PIK Notes and accrued but unpaid interest thereon, together with the amount referenced in clause (i) above, the “Total Interest Amount”).   Upon such cash payment, the outstanding principal balance of all PIK Notes shall be deemed paid, the accrued and unpaid interest referred to in clauses (i) and (ii) above shall be deemed fully discharged, and 60% of the Total Interest Amount shall be allocated as additional consideration for the exchange of the outstanding Original Principal Amount of this Note.  For the avoidance of doubt, the term Original Principal Amount of this Note shall be deemed to refer only to the original $200,000,000 principal amount of this Note originally issued and shall not include the principal amount of any PIK Notes whenever issued.

(c)           As soon as reasonably practicable after an exchange under this Section 4 in whole or in part, Maker at its expense will cause to be issued in the name of, and delivered to, the Holder, or as the Holder may direct: (i) a certificate or certificates (with appropriate restrictive legends) for the number of shares of Common Stock to which the Holder shall be entitled in such denominations as may be requested by the Holder; and (ii) in case such exchange is in part only, in accordance with Section 4(a), a new subordinated exchange promissory note (dated the date hereof) of like tenor, calling in the aggregate on the face thereof for a principal amount equal to the principal amount plus accrued and unpaid interest thereon described in this Note minus the amount exchanged by Maker or deemed paid or discharged in accordance with Section 4(a) above.  Maker shall at all times reserve for issuance a sufficient number of shares of Common Stock to be issued upon exchange of this Note, and upon issuance thereof, such shares shall be fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

(d)           The number and kind of shares of Common Stock issuable upon exchange of this Note under this Section 4 and the Exchange Price shall be subject to adjustment from time to time as follows; provided that no action taken by Maker in compliance with the terms of the Merger Agreement and the Tower Purchase Agreement prior to consummation of the Merger or termination of the Merger Agreement shall give rise to any adjustment:

(i)            If Maker shall at any time subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend or distribution with respect to any shares of its Common Stock, the number of shares issuable upon exchange under this Section 4 shall forthwith be proportionately increased in the case of a subdivision or stock dividend or distribution, or proportionately decreased in the case of a combination.  Any adjustment under this Section 4(d)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(ii)           In the event of any corporate reclassification, capital reorganization, consolidation, spin-off, merger, transfer of all or a substantial portion of Maker’s properties or assets or any dissolution, liquidation or winding up of Maker (other than as a result of a subdivision, combination, dividend or distribution provided for in Section 4(d)(i) above) (a “Corporate Transaction”), then, as a condition of such event, provision shall be made, and duly executed documents evidencing the same from Maker and any surviving or acquiring person (the “Successor Company”) shall be delivered to the Holder, so that the Holder shall have the right to receive upon exchange under this Section 4 the same number of shares of Common Stock and amount of cash and other property that the Holder would have been entitled to receive upon such Corporate Transaction had an exchange of this Note been effected immediately prior to the effective time of such Corporate Transaction.  Maker shall provide that any Successor Company in such Corporate Transaction shall enter into an agreement with Maker confirming the Holder’s rights pursuant to this Note, assuming Maker’s obligations under this Note, jointly and severally with Maker if Maker shall survive such Corporate Transaction, and providing after the date of such Corporate Transaction for adjustments, which shall be as equivalent as possible to the adjustments provided for in this Section 4.  Maker shall ensure that the Holder is a beneficiary of such agreement and shall deliver a copy thereof to the Holder.  The provisions of this Section 4(d)(ii) shall apply similarly to successive Corporate Transactions involving any Successor Company.  In case of any Corporate Transaction in which all or a portion of the consideration payable to holders of Common Stock is cash, Maker or any Successor Company, as the case may be, shall make available any funds necessary to pay to the Holder the amount to which the Holder is entitled as described above in the same manner and at the same time as holders of Common Stock would be entitled to such funds.

(iii)          In the event that Maker at any time or from time to time declares, orders, pays or makes any dividend or other distribution on the Common Stock, including, without limitation, distributions of cash, evidence of its indebtedness, Options, Convertible Securities, other securities or property or rights to subscribe for or purchase any of the forgoing, and whether by way of dividend, spin-off, reclassification, recapitalization, similar corporate reorganization or otherwise, other than a dividend or distribution payable in additional shares of Common Stock that gives rise to an adjustment pursuant to Section 4(d)(i) hereof, then, and in each such case, the Exchange Price shall be reduced to a number determined by dividing the previously applicable Exchange Price by a fraction (which must be greater than one (1), otherwise no adjustment is to be made pursuant to this Section 4(d)(x)) (i) the numerator of which shall be the fair market value per share of Common Stock on the record date for such dividend or other distribution, and (ii) the denominator of which shall be the excess, if any, of (x) such fair market value per share of Common Stock, over (y) the sum of the amount of any cash distributed per share of Common Stock plus the positive fair market value, if any, per share of Common Stock of any such evidences of indebtedness, Options, Convertible Securities, other securities or property or rights to be so distributed.  Such adjustments shall become effective as of the close of business on the record date therefor.  “Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire, directly or indirectly, shares of Common Stock, including, without limitation, Convertible Securities.  “Convertible Securities” means any evidences of indebtedness, shares of capital stock or any other securities convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

(iv)          If any event occurs as to which the provisions of this Section 4(d) are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with such provisions, then the board of directors of Maker shall make an adjustment in the number of shares of Common Stock exchangeable under this Section 4, the Exchange Price or the applicability of such provisions so as to protect such rights.  The adjustment shall be such as will give the Holder upon exchange under this Section 4 the total number of shares of Common Stock as the Holder would have owned had this Note been exchanged prior to the event and had the Holder continued to hold such Common Stock until after the event requiring the adjustment, but in no event shall any such adjustment have the effect of increasing the Exchange Price.

(v)           The adjustments required by the preceding subsections of this Section 4(d) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exchange Price or the number of shares of Common Stock issuable upon exchange under this Section 4 that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made decreases the Exchange Price immediately prior to the making of such adjustment by at least $0.01 or increases or decreases the number of shares issuable upon exchange immediately prior to the making of such adjustment by at least one share.  Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4(d) and not previously made, would result in the requisite minimum adjustment.

(e)           In the case of any adjustment in the number of shares issuable upon exchange under this Section 4 or the Exchange Price, Maker, at its sole expense, shall promptly (i) compute such adjustment in accordance with the terms of this Note and, if the Holder so requests in writing from Maker within 30 days of receipt of such computations from Maker, cause independent certified public accountants of recognized national standing to verify such computation (other than any determination of the fair market value), (ii) prepare a report setting forth such adjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment is based, including, without limitation, (A) the event or events giving rise to such adjustment, (B) the consideration received by Maker for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (C) the number of shares of Common Stock outstanding or deemed to be outstanding prior and subsequent to any such transaction, (D) the method by which any such adjustment was calculated (including a description of the basis on which the board of directors of Maker made any determination of fair market value required thereby) and (E) the number of shares of Common Stock issuable upon exchange under this Section 4 and the Exchange Price in effect immediately prior to such event or events and as adjusted, (iii) mail a copy of each such report to the Holder and, upon the request at any time of the Holder, furnish to the Holder a like report setting forth the number of shares of Common Stock issuable upon exchange under this Section 4 and the Exchange Price at the time in effect and showing in reasonable detail how they were calculated and (iv) keep copies of all such reports available at the principal office of Maker for inspection during normal business hours by the Holder.

(f)            Maker shall not, by amendment of its certificate of incorporation or other organizational document or through any sale or other issuance of securities, capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of assets, dissolution, liquidation, winding-up, any similar transaction or any other voluntary action, solely to avoid or solely to seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all terms hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment in a manner that is consistent with Maker’s obligations hereunder.  Without limiting the generality of the foregoing, Maker (i) will not permit the par value of any shares of Common Stock receivable upon exchange to exceed the Exchange Price and (ii) will take all such action as may be necessary or appropriate in order that Maker may validly and legally issue fully paid and nonassessable shares of Common Stock upon exchange under this Section 4.  Without limiting the generality of the foregoing, before taking any action that would cause a reduction of the Exchange Price pursuant to Section 4(d) hereof below the then par value (if any) of the Common Stock, Maker shall take any and all corporate action (including, without limitation, a reduction in par value) which shall be necessary to validly and legally issue fully paid and nonassessable shares of Common Stock, as the case may be, at the Exchange Price as so reduced.

(g)           If the Holder shall, in good faith, disagree with any determination by the board of directors of Maker of the fair market value made pursuant to this Note, and such disagreement is in respect of securities not traded on a national securities exchange or quoted on an automated quotation system or other property valued by the board of directors of Maker at more than $1,000,000, then the Holder may by notice to Maker (an “Appraisal Notice”), given within 30 days after written notice to the Holder of such determination, elect to contest such determination; provided, however, that the Holder may not seek appraisal of any determination of fair market value to the extent that Maker has received a fairness opinion or other appraisal from an independent nationally recognized investment bank or other qualified financial institution acceptable to Maker and the Holder (the “Appraiser”) in connection with the transaction giving rise to such determination.  Within 20 days after an Appraisal Notice, Maker shall engage an Appraiser to make an independent determination of such fair market value (the “Appraiser’s Determination”), who shall deliver to Maker and the Holder a report describing its methodology and results in reasonable detail within 30 days of such engagement.  In arriving at its determination, the Appraiser shall base any valuation upon:  (i) in the case of the fair market value of shares of Common Stock, the fair market value of Maker and its subsidiaries on the basis of an arm’s length sale of a going concern between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing, and without consideration of (A) the lack of an actively trading public market for the Common Stock, (B) any restrictions on the transfer of shares of Common Stock or (C) any control premium or minority discount, and (ii) in the case of the fair market value of any other property, the fair market value of such other property assuming that such other property was sold in an arm’s length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing.  The Holder shall be afforded reasonable opportunities to discuss the appraisal with the Appraiser.  The Appraiser’s Determination shall be final and binding on Maker and the Holder, absent manifest error.  The costs of conducting an appraisal shall be borne by Maker.

(h)           In the event Maker proposes, other than pursuant to the transactions contemplated by the Merger Agreement, to:  (i) pay, distribute, or take a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock or any other securities or property, or (ii) consummate any capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of all or substantially all of its assets, dissolution, liquidation or winding-up, or any similar transaction then, at least 20 days prior to the earlier of any applicable record date or such event, as the case may be, Maker shall mail to the Holder a notice specifying: (A) the date or expected date on which any such payment or distribution is to be made or record is to be taken and the amount and character of any such dividend, distribution or right, (B) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction is to take effect and any record date therefor, (C) the time as of which any holders of record of shares of Common Stock and/or any other class of securities shall be entitled to exchange their shares of Common Stock and/or other securities for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction and a description in reasonable detail of such transaction and (D) in each case, the expected effect on the number of shares issuable upon exchange under this Section 4 of this Note and the Exchange Price of each such transaction or event.  Maker shall update any such notice to reflect any change in the foregoing information.

(i)            No fractional shares of Common Stock shall be issued in connection with any exchange under this Section 4, but in lieu of such fractional shares Maker shall make a cash payment therefor based on the fair market value thereof.

(j)            For the avoidance of doubt and notwithstanding any other provision of this Note to the contrary, Section 2 hereof (including, without limitation, any subordination provisions thereof) shall not apply to or otherwise restrict or modify the provisions of this Section 4.

 (k)          Prior to exchange of this Note for Common Stock under this Section 4, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Common Stock, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Note or any other arrangement with, or undertaking by, Maker, the Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of Maker.

(l)            Shares of Common Stock issuable upon exchange of this Note under this Section 4 shall be subject to that certain Registration Rights Agreement dated as of April 1, 2007 by and between Maker, the Holder and the ESOP.

5.             Regulatory Requirements.

(a)           If any filing or notification becomes necessary pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the exchange of this Note or any portion hereof under Section 4 above, Maker shall notify the Holder prior to such exchange, and the Holder and Maker shall file with the proper authorities all forms and other documents necessary to be filed pursuant to the HSR Act, as promptly as possible and shall cooperate with each other in promptly producing such additional information as those authorities may reasonably require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with requirements of the Federal Trade Commission or the Department of Justice.  Maker and the Holder agree to cooperate with each other in connection with such filings and notifications, and to keep each other informed of the status of the proceedings and communications with the relevant authorities.  Maker and  Holder shall each pay its own filing fees in connection with any filings required under the HSR Act as a result of the exchange of this Note under Section 4 above.

(b)           If the Holder or, upon the advice of counsel, Maker determines that the exchange of this Note or any portion hereof under Section 4 above would require notice to, or the consent or approval by, the Federal Communications Commission or any other regulatory agency that is vested with jurisdiction over Maker, Maker and the Holder shall make all necessary filings and notifications required, and shall have received all required consents, approvals, orders or otherwise, prior to effecting the exchange of this Note or any portion thereof.  Maker and Holder shall each pay its own filing fees in connection with such filings and notifications.

6.             General.

(a)           The terms of this Note may be waived, altered or amended, and Maker may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only by an instrument in writing duly executed by Maker and the Holder.  Any such amendment or waiver shall be binding upon the Holder, Maker and their respective successors and permitted assigns.

(b)           Maker hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, all without in any way affecting the liability of Maker hereunder.

(c)           All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), transmitted by facsimile (receipt confirmed) or three days after mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to Maker and the Holder at the address set forth above or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(d)           If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Holder in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(d)           This Note shall be binding upon and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.  Subject to compliance with applicable federal and state securities laws, this Note and all rights hereunder are transferable, in whole or in part, by the Holder to any Permitted Transferee upon written notice to Maker.  For purposes hereof, “Permitted Transferee” shall have the meaning set forth in the Investor Rights Agreement.  Except as provided in the immediately preceding sentence, neither the Holder nor Maker shall assign or transfer its rights or duties hereunder without the prior written consent of the other party hereto.

(e)           It is the intention of Maker and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the highest amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters.  If the maturity of this Note is accelerated by reason of an election by the Holder resulting from an Event of Default or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder either be rebated to Maker or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to Maker.  The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time.  If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Maker or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to Maker.

(f)            This Note shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to any laws or principles of conflicts of laws that would cause the laws of any other jurisdiction to apply.

(G)          MAKER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR DELAWARE STATE COURT IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND MAKER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT

THE RIGHT OF THE HOLDER TO BRING PROCEEDINGS AGAINST MAKER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY MAKER AGAINST THE HOLDER OR ANY AFFILIATE THEREOF INVOLVING DIRECTLY OR INDIRECTLY ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTION WITH THIS NOTE SHALL BE BROUGHT ONLY IN A COURT IN DELAWARE.

(H)          MAKER AND THE HOLDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  MAKER AND THE HOLDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS NOTE OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE.

 {Signature Page Follows}

IN WITNESS WHEREOF, Maker has executed and delivered this Note on this    day of             , 2007.

TRIBUNE COMPANY

By:
Name:
Its:

Acknowledged and agreed to as of
this    day of                , 2007

EGI-TRB, L.L.C.

By:
Name:
Its:

Signature Page to Subordinated Exchangeable Promissory Note